                           ARTICLES OF AMENDMENT



     The shareholders of AFLAC INCORPORATED, a corporation organized and existing under the laws of the State of Georgia, did on May 5, 1997, adopt an amendment to the Articles of Incorporation of said corporation such that the first sentence of Article IV is amended to read in its entirety as follows:

          "The corporation shall have the authority to issue four hundred million (400,000,000) shares of common stock having a par value of $.10 per share (the "Common Stock")."

     Such amendment was adopted by the vote of the holders of 272,329,338.797 votes, there being 386,258,207 votes outstanding and entitled to vote thereon. The affirmative vote of the holders of a majority of the outstanding voting rights of Common Stock entitled to vote is required to amend the Articles of Incorporation.

     IN WITNESS WHEREOF, AFLAC INCORPORATED has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 6th day of May, 1997.


                                   By:   /s/ Daniel P. Amos
                                        ------------------------------------
                                   Name:  DANIEL P. AMOS, President
                                   Title: and Chief Executive Officer



ATTEST:  /s/ Joey M. Loudermilk
        ---------------------------
   Name:  JOEY M. LOUDERMILK
   Title: Secretary



     (Corporate Seal)

                           ARTICLES OF AMENDMENT


     Pursuant to the provisions of the Georgia Business Corporation Code,
Section 14-2-1006, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

     (1)  The name of the corporation is:  American Family Corporation

     (2)  The text of each amendment adopted is:
"The name of the corporation is AFLAC Incorporated"
"The title of the Bylaws of the Corporation be, effective January 1, 1992, amended to read as follows: 'Bylaws of AFLAC Incorporated.'"

     (3) The manner of implementation of any exchange reclassification, or cancellation of issued shares is as follows: All outstanding shares of American Family Corporation will be honored as shares of AFLAC Incorporated; all reissued or newly issued shares after January 1, 1992 will be in the name of AFLAC Incorporated.

     (4) The amendment was duly adopted on December 10, 1991 by the board of directors without shareholder approval, as such approval is not required.

     (5)  The date said name change will be effective is January 1, 1992.

     (6) The corporation certifies that a notice of Intent to File Articles of Amendment to change name of corporation and a publishing fee of $40.00 has been delivered to the Columbus Ledger-Enquirer, as required by law, the date below written.


                                    American Family Corporation

                            DATE:   December 10, 1991



                                    /s/ Joey M. Loudermilk
                                    -----------------------------------
                                    JOEY M. LOUDERMILK
                                    General Counsel and
                                    Assistant Corporate Secretary

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                          AMERICAN FAMILY CORPORATION


       I. The name of the corporation is American Family Corporation (the "Corporation"),

      II. These Articles of Amendment amend Article IV, Section (iii) of the Articles of Incorporation of the Corporation by adding the following sentence following the word "therefore":

          "Shares purchased by the Corporation shall become Treasury shares and may be reissued."

     III. The amendment was adopted by the Board of Directors of the Corporation on October 15, 1990. In accordance with Section 14-2-631(d) of the Georgia Business Corporation Code, no shareholder action was required for the amendment.

     IN WITNESS WHEREOF, American Family Corporation has caused these Restated Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested by its duly authorized officer, on this 26th day of March, 1991.


                                       AMERICAN FAMILY CORPORATION



                                       By:  /s/ Daniel P. Amos
                                           ------------------------------
                                            Daniel P. Amos

                                   Title:  Chief Executive Officer
                                           ------------------------------


(Corporate Seal)



ATTEST:

/s/ Louis A. Hazouri, Jr.
------------------------------------
Louis A. Hazouri, Jr.
Secretary

                           ARTICLES OF AMENDMENT


     The shareholders of AMERICAN FAMILY CORPORATION, a corporation organized and existing under the laws of the State of Georgia, did on April 25, 1988, adopt an amendment to the Articles of Incorporation of said Corporation as follows:

     "No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of duty of care or other duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (i) for the appropriation in violation of his duties of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any action for which the director could be found liable pursuant to
      Section 14-2-154 of the Official Code of Georgia Annotated, or any amendment thereto or successor provision thereto; and
      (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to April 26, 1988 (the effective date of the amendment). If the Official Code of Georgia Annotated hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Official Code of Georgia Annotated. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omission of such director occurring prior to the effective date of such amendment."

     Said amendment was adopted by the vote of the holders of 234,783,541.672 votes, there being 80,957,884 shares outstanding and entitled to vote thereon. The vote of a majority of shareholders entitled to vote is required to amend the Articles of Incorporation.

     IN WITNESS WHEREOF, the American Family Corporation has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 25th day of April, 1988.

                                       By:  /s/ Joey M. Loudermilk
                                           -------------------------------
                                            Vice President

ATTEST:  /s/ Jay W. Hobson
        ----------------------------
        Assistant Secretary


           (Corporate Seal)

                            ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF
                         AMERICAN FAMILY CORPORATION



                                      I.

     The name of the Corporation is American Family Corporation.


                                      II.

     The Articles of Incorporation of American Family Corporation are hereby amended by striking in its entirety the first sentence of Article IV of said Articles and adding thereto the following new first sentence of Article IV so that the Articles of Incorporation of American Family Corporation, as amended, shall read as follows: "The Corporation shall have authority to issue one hundred seventy-five million (175,000,000) shares of common stock having a par value of $.10 per share (the "Common Stock").


                                     III.

     The amendment to the Articles of Incorporation of the Corporation set forth in Section II hereof was adopted by the shareholders of the Corporation at a meeting duly held on April 27, 1987.


                                      IV.

     (a) The vote of the shareholders of the Corporation required to adopt the Amendment set forth in Section II hereof was the vote of the holders of a majority of the stock of the Corporation having voting power defined as follows: Except as otherwise provided in subparagraph (2) of this paragraph
(a), every holder of record of the Corporation's common stock shall be entitled to:

          (1) Vote in person or by proxy on each matter submitted to a vote at a meeting of shareholders for each share of the common stock of record by such holder as of the record date of such meeting.

          (2) Notwithstanding subparagraph (1) of this paragraph (a), a holder of record of a share of the common stock which share meets one or both of the following criteria, shall be entitled to ten (10) votes on each matter submitted to a vote at a meeting of shareholders for each share of the common stock so owned by such holder of record as of the record of such meeting.

                (i) Such share of the common stock has had the same beneficial owner since April 22, 1985, or

               (ii) Such share of the common stock has had the same beneficial owner for a continuous period of greater than 48 months prior to the record date of such meeting.

     (b) The number of shares of the Corporation's common stock which were issued and outstanding and entitled to vote as of March 6, 1987 the record date for said shareholders' meeting, was 80,512,901. Of said shares, 50,306,837 shares had the right to vote one vote per share and 30,206,064 shares had the right to vote ten votes per share. The total number of voting rights represented by said shares was 352,367,477.

     (c) The number of voting rights required to be voted to adopt the Amendment was 176,183,739 representing the majority of the voting rights represented by the issued and outstanding shares entitled to vote thereon. The number of voting rights of the Corporation's common stock being voted in favor of said Amendment, voting generally and as a class, was 227,157,291 or
64.5 percent of the voting rights represented by the issued and outstanding shares entitled to vote. The number of voting rights being voted against the Amendment was 16,015,896. The number of voting rights which affirmatively abstained from voting on the Amendment were 2,406,842.


                                    V.

     The majority of the votes cast by the shareholders entitled to vote at the meeting of shareholders were voted to adopt said amendment in accordance with the provisions of the charter and Section 14-2-191 of the Official Code of Georgia Annotated.


                                    VI.

     The Amendment to the Articles of Incorporation of the Corporation set forth in Section II hereof does not provide for an exchange or cancellation of any issued shares of the Corporation.


                                   VII.

     The Amendment effects no change in the stated capital of the Corporation.


     IN WITNESS WHEREOF, American Family Corporation has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 11th day of June, 1987.

                                       AMERICAN FAMILY CORPORATION


                                       By:  /s/ John B. Amos
                                           -------------------------------
                                             Chairman of the Board
Attest:

/s/ Louis A. Hazouri, Jr.
-------------------------------
Secretary


     (Corporate Seal)

                            ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF
                         AMERICAN FAMILY CORPORATION


                                     I.

     The name of the Corporation is American Family Corporation.


                                    II.

     The Articles of Incorporation of American Family Corporation are hereby amended by striking in its entirety the first sentence of Article IV of said Articles and adding thereto the following new first sentence of Article IV so that the Articles of Incorporation of American Family Corporation, as amended, shall read as follows: "The Corporation shall have authority to issue not more than 100,000,000 shares of common stock having a par value of $.10 per share."


                                    III.

     The amendment to the Articles of Incorporation of the Corporation set forth in Section II hereof was adopted by the shareholders of the Corporation at a meeting duly held on April 28, 1986.


                                     IV.

     (a) The vote of the shareholders of the Corporation required to adopt the Amendment set forth in Section II hereof was the vote of the holders of a majority of the stock of the Corporation having voting power defined as follows: Except as otherwise provided in subparagraph (2) of this paragraph
(a), every holder of record of the Corporation's common stock shall be entitled to:

          (1) Vote in person or by proxy on each matter submitted to a vote at a meeting of shareholders for each share of the common stock held of record by such holder as of the record date of such meeting.

          (2) Notwithstanding subparagraph (1) of this paragraph (a), a holder of record of a share of the common stock, which share meets one or both of the following criteria, shall be entitled to ten (10) votes on each matter submitted to a vote at a meeting of shareholders for each share of the common stock so owned by such holder of record as of the record of such meeting.

                (i) Such share of the common stock has had the same beneficial owner since April 22, 1985, or

               (ii) Such share of the common stock has had the same beneficial owner for a continuous period of greater than 48 months prior to the record date of such meeting.

     (b) The number of shares of the Corporation's common stock which were issued and outstanding and entitled to vote as of March 7, 1986, the record date for said shareholders' meeting, was 39,986,385. Of said shares, 22,800,839 shares had the right to vote one vote per share and 17,185,545.6 shares had the right to vote ten votes per share. The total number of voting rights represented by said shares was 194,656,295.

     (c) The number of voting rights required to be voted to adopt the Amendment was 97,328,148, representing the majority of the voting rights represented by the issued and outstanding shares entitled to vote thereon. The number of voting rights of the Corporation's common stock being voted in favor of said Amendment, voting generally and as a class, was 141,679,373, or 72.8 percent of the voting rights represented by the issued and outstanding shares entitled to vote. The number of voting rights being voted against the Amendment was 2,965,271. The number of voting rights which affirmatively abstained from voting on the Amendment were 1,141,565. The number of voting rights which were represented by proxies at said meeting and which did not vote on the Amendment were 135. The number of voting rights which were not represented by proxy at the meeting and which were unvoted was 48,869,953.

                                   V.

     The majority of the votes cast by the shareholders entitled to vote at the meeting of shareholders were voted to adopt said amendment in accordance with the provisions of the Charter and Section 14-2-191 of the Official Code of Georgia Annotated.

                                   VI.

     The Amendment to the Articles of Incorporation of the Corporation set forth in Section II hereof does not provide for an exchange or cancellation of any issued shares of the Corporation.

                                   VII.

     The Amendment effects no change in the stated capital of the Corporation.

     IN WITNESS WHEREOF, American Family Corporation has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 21st day of July, 1986.

                                      AMERICAN FAMILY CORPORATION

                                      By:  /s/ Salvador Diaz-Verson, Jr.
                                          --------------------------------
Attest:                                     President

/s/ Louis A. Hazouri, Jr.
-----------------------------
Secretary


    (CORPORATE SEAL)

                            ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF
                         AMERICAN FAMILY CORPORATION


                                     I.

     The name of the corporation is American Family Corporation (hereinafter referred to as the "CORPORATION").


                                     II.

     These Articles of Amendment amend Article IV of the Articles of Incorporation of the Corporation as follows:

     (A) By striking the first sentence in Article IV in its entirety and substituting in lieu thereof the following:

          "The CORPORATION shall have authority to issue Seventy-Five Million (75,000,000) shares of common stock having a par value of $.10 per share (the "Common Stock")."

     (B) By amending Article IV by adding the provisions set forth below at the end of the first sentence of the first paragraph:

          "The Common Stock shall have the following voting rights:

          (a) Except as otherwise provided in paragraph (b) of this Section (i) every holder of record of the Common Stock shall be entitled to one (1) vote in person or by proxy on each matter submitted to a vote at a meeting of shareholders for each share of the Common Stock held of record by such holder as of the record date of such meeting.

          (b) Notwithstanding paragraph (a) of this Section (i), a holder of record of a share of the Common Stock, which share meets one or both of the following criteria, shall be entitled to ten (10) votes on each matter submitted to a vote at a meeting of shareholders for each share of the Common Stock so owned by such holder of record as of the record date of such meeting:

     (1) such share of the Common Stock has had the same beneficial owner since April 22, 1985;

     or

     (2) such share of the Common Stock has had the same beneficial owner for a continuous period of greater than 48 months prior to the record date of such meeting.

          (c)  For purposes of paragraphs (b) and (e) of this Section
     (i), any transferee of a share of the Common Stock where such share of the Common Stock was transferred by gift, devise, bequest or otherwise through the law of inheritance, descent or distribution from the estate of the transferor or to a trust beneficiary or beneficiaries by a trustee holding such share of the Common Stock for said beneficiary or benefit of the beneficiaries of said trust shall be deemed to be the same "beneficial owner" as the transferor. Additionally, any shares of Common Stock acquired by the beneficial owner as a direct result of a stock split, stock dividend or other type of distribution of shares with respect to existing shares ("dividend shares") will be deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired.

          (d) For purposes of paragraph (b) of this Section (i), shares of the Common Stock acquired pursuant to a stock option shall be deemed to have been acquired on the date the option was granted.

          (e) For purposes of paragraph (b) of this Section (i), any share of the Common Stock held in "street" or "nominee" name shall be presumed to have been acquired by the beneficial owner subsequent to April 22, 1985 and to have had the same beneficial owner for a continuous period of less than 48 months prior to the record date of the meeting in question. This presumption shall be rebuttable by presentation to the Company by such beneficial owner of satisfactory evidence that such share has had the same beneficial owner continuously since April 22, 1985 or such share has had the same beneficial owner for a period greater than 48 months prior to the record date of the meeting in question. Any disputes arising pursuant to this paragraph (e) of this Section
     (i) shall be definitively resolved by a determination of the Board of Directors made in good faith."

     (C) By amending Article IV further to insert "(i)" before the first word of the first paragraph of Article IV, "(ii)" before the first word of the paragraph beginning "The Corporation shall have authority to issue not more than 2,300,000 shares...", "(iii)" before the first word of the paragraph beginning "Except as specifically provided above the Corporation shall have the full power to purchase and otherwise acquire..." and "(iv)" before the last paragraph of Article IV."


                                  III.

     The amendment to the Articles of Incorporation of the Corporation set forth in Section II hereof was adopted by the shareholders of the CORPORATION at a meeting duly held on April 22, 1985.


                                   IV.

     (a) The vote of the shareholders of the CORPORATION required to adopt the Amendment to the Articles of Incorporation of the Corporation set forth in Section II hereof was a majority of all shares of common stock, par value ($.10) per share, of the CORPORATION issued now standing and entitled to vote, both generally and as a class (said common stock being the only capital stock of the CORPORATION issued and outstanding).

     (b) The number of shares of the Common Stock, par value $.10 per share, of the CORPORATION issued and outstanding and entitled to vote as of April 22, 1985, the record date for the meeting of shareholders of the CORPORATION on April 22, 1985, at which said Amendment was adopted was 19,875,312 shares.

     (c) The number of shares of the Common Stock, par value $.10 per share, of the CORPORATION voting for the said Amendment, voting generally and as a class, was 14,260,004 shares or 71.7 percent of the shares of such stock issued and outstanding and entitled to vote, with 1,147,144 shares of such stock being voted against the Amendment and 4,468,164 shares of such stock not voting. The number of shares which must be voted to adopt the amendment is 9,937,657, representing a majority of the issued and outstanding shares entitled to vote thereon.


                                    V.

     The Amendment to the Articles of Incorporation of the Corporation set forth in Section II hereof does not provide for an exchange or cancellation of any issued shares of the corporation. The extent to which the Amendment to the Articles of Incorporation set forth in Section II hereof provides for a reclassification of issued shares of the CORPORATION is set forth in the Amendment.


                                   VI.

     The Amendment to the Articles of Incorporation of the Corporation set forth in Section II hereof does not effect a change in the stated capital of the CORPORATION.

                                       AMERICAN FAMILY CORPORATION


                                       By:  /s/ John B. Amos
                                           -------------------------------
                                            JOHN B. AMOS
                                            Chairman of the Board and
                                            Chief Executive Officer


(Seal)


Attest:


/s/ George W. Jeter
-----------------------------
GEORGE W. JETER
Secretary of American Family Corporation

                            ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF
                         AMERICAN FAMILY CORPORATION



                                     I.

     The name of the corporation is American Family Corporation.



                                    II.

     The Articles of Incorporation of American Family Corporation are hereby amended by striking in its entirety the first sentence of Article IV of said Articles and adding thereto the following new first sentence of Article IV so that the Articles of Incorporation of American Family Corporation, as amended, shall read as follows: "The Corporation shall authority to issue not more than 25,000,000 shares of common stock having a par value of $.10 per share."



                                   III.

     On April 23, 1984 the amendment was adopted by the vote of 14,079,909 shares, there being 17,846,550 shares outstanding and entitled to vote thereon. The vote of a majority of shareholders entitled to vote is required to amend the Articles of Incorporation.



                                    IV.

     The amendment does not provide for an exchange, reclassification or cancellation of any issued shares of the Corporation.



                                    V.

     The amendment does not effect a change in the stated capital of the Corporation.

                                    VI.

     IN WITNESS WHEREOF, American Family Corporation has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 24th day of May, 1984.

                                       AMERICAN FAMILY CORPORATION

                                       By:  /s/ John B. Amos
                                           -------------------------------
                                           JOHN B. AMOS
                                           Chairman of the Board and
                                           Chief Executive Officer



(Corporate Seal)




Attest:

/s/ George W. Jeter
-----------------------------
GEORGE W. JETER
Secretary

                            ARTICLES OF AMENDMENT
                                     TO
                          ARTICLES OF INCORPORATION
                                     OF
                         AMERICAN FAMILY CORPORATION



     (1) The name of the Corporation is American Family Corporation (herein referred to as the "corporation").

     (2) These articles of amendment amend Article IV of the articles of incorporation of the corporation (A) by changing the first word of the second paragraph of said Article IV from "The" to "the" and adding at the beginning of such paragraph before the "the" the words "Except as specifically provided above," and (B) by adding the provisions set forth below after the first paragraph of said Article IV and before the second paragraph of said Article IV:

          The corporation shall have authority to issue not more than 2,300,000 shares of nonvoting cumulative preferred stock having a par value of $12.75 per share upon the following terms and conditions.

          (a) If issued, the preferred stock of the corporation authorized herein may be issued only in one series on a single date (the "issuance date"). The shares of such series shall be designated "Nonvoting Cumulative Preferred Stock, 1980 Series," with the year of the issuance date to be inserted in the title (hereinafter called the "preferred stock"). After the issuance date, no additional shares of the preferred stock shall be issued.

          (b) The holders of the preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation, out of the earnings and other funds and assets of the corporation legally available for the payment of cash dividends, cash dividends at the annual rates of $.90 per share for the first 5 years, $2.20 per share for the 6th year, $2.60 per share for the 7th year, $3.69 per share for the 8th year, $4.36 per share for the 9th year, and $5.18 per share for the 10th and subsequent years. The years for which the aforesaid annual dividend rates shall apply shall commence on the issuance date of the preferred stock and each anniversary thereof. The dividends shall be payable for each calendar quarter (ending on the last day of every March, June, September and December) on the first day of every March, June, September and December included in such quarter (or, if such date is one on which the New York Stock Exchange is not open for trading, then on the next succeeding day on which such exchange is open for trading) to holders of record of the preferred stock at the end of the 15th day of the preceding month. The first dividend, however, shall be payable on the payment date during and for the first calendar quarter commencing on or after the issuance date, and shall be in an amount, determined at the initial annual rate of $.90, for the period from the issuance date until the end of such first calendar quarter. Cash dividends on the preferred stock shall commence to accrue and be accumulative from the issuance date. So long as any shares of the preferred stock shall remain outstanding, no dividend whatsoever shall be declared or paid or set apart for any shares of common stock, par value $.10 per share, of the corporation (hereinafter called the "common stock") or any other capital stock of the corporation ranking junior to the preferred stock in payment of dividends, nor shall any shares of the common stock, the preferred stock or any other capital stock of the corporation ranking on a parity with or junior to the preferred stock in payment of dividends be redeemed or purchased by the corporation or any subsidiary thereof, nor shall any monies be paid to or made available for a sinking fund for the redemption or purchase of any shares of such stock or otherwise applied to such redemption or purchase, unless in each instance all cash dividends on all outstanding shares of the preferred stock through and including the dividend payable on the last quarterly payment date shall have been paid, or dividends in such amount shall have been declared and sufficient funds set aside for the payment thereof; provided, however, that notwithstanding the foregoing limitation, any monies deposited (not in violation of the aforesaid limitation at the time of deposit) in any sinking fund in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of stock in accordance with the terms of the sinking fund; and provided further, that notwithstanding the foregoing limitation, dividends payable solely in shares of the common stock may be paid upon shares of the common stock. For purposes of this paragraph (b), no share of the preferred stock shall be deemed to be issued or outstanding at any time at which it is held by or for the account of the corporation, but the same shall be deemed to be issued and outstanding if held by or for the account of a subsidiary of the corporation. Accumulation of dividends on the preferred stock shall not bear interest.

          (c) At any time or from time to time after the 5th anniversary of the issuance date, the corporation may call for and require the redemption of all or any portion of the outstanding shares of the preferred stock effective in each case as of a date (the "redemption date") after the 5th anniversary of the issuance date. Such action must be authorized by resolution of the Board of Directors, and if less than all outstanding shares of the preferred stock are to be redeemed, the particular shares to be redeemed shall be chosen by allocation among the respective holders of the shares of the preferred stock pro rata or substantially pro rata as may be determined by resolution of the Board of Directors. The corporation may, however, exclude from any redemption, to the extent set forth in a resolution of the Board of Directors of the corporation any or all shares of the preferred stock held by or for the account of the corporation or any subsidiary of the corporation. Written notice of the redemption and of any change in the shares to be redeemed or the allocation thereof among holders thereof shall be given by first class mail, postage prepaid, at least 30 but not more than 90 days prior to the redemption date to each record holder of the preferred stock at such holder's address as it shall appear on the stock records of the corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. The redemption price shall be $14.00 per share, together within each case an amount equal to any dividend arrearages on the preferred stock payable but undeclared or unpaid prior to the redemption date plus a pro rata (based on a 30 day month and a 360 day year) accrual in respect of preferred stock dividends, if any, not yet payable as of the redemption date but accruing for the period from the end of the last full calendar quarter (ending the last day of March, June, September or December) to the redemption date. On and after the date fixed on any notice of redemption as the date of redemption, and if funds sufficient to redeem such shares have been irrevocably set aside, all rights of holders of the preferred stock to be redeemed as stockholders of the corporation shall cease and terminate, except the right to receive the redemption price, without interest, as provided herein. Alternatively, if the corporation shall so elect, on and after a date, which shall be the redemption date or any date prior therein but not earlier than the 5th anniversary of the issuance date and which shall be the later of (i) the date on which written notice of redemption is mailed to holders of the preferred stock as provided above and (ii) the date on which funds sufficient in amount to pay on the redemption date the aggregate redemption price (determined as provided above as of the redemption date) have been deposited with a commercial bank in the United States duly designated as paying agent by the corporation by resolution of its board of directors (provided the notice of redemption shall state the name and address of such paying agent and the intention of the corporation to deposit said funds on or before the redemption date with the paying agent or the fact of such deposit), all rights of holders of the preferred stock to be redeemed as stockholders of the corporation shall cease and terminate, except the right to receive the redemption price, without interest, as provided herein. Any monies so deposited with a paying agent which shall be unclaimed by holders of the preferred stock so called for redemption at the end of a period, not less than one full year after the redemption date, designated by the corporation by resolution of its board of directors, shall be paid by the paying agent to the corporation, and thereafter the holders of the preferred stock called for redemption shall look only to the corporation for payment thereof, without interest.
     On and after the date fixed in any notice as the date of redemption, the respective holders of record of the preferred stock shall be entitled to receive the redemption price, without interest, upon actual delivery to the corporation or to the duly designated paying agent of certificates for the shares to be redeemed, each such certificate, if required by the corporation, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank. In the event the corporation shall fail to set aside irrevocably (by deposit with a paying agent or otherwise) prior to the redemption date sufficient funds to make, or shall default in making, redemption payments for preferred stock which has been called for redemption, until such failure or default shall be cured through irrevocable set aside (by deposit with a paying agent or otherwise) or payment or tender of payment to all remaining holders of preferred stock called for redemption of the redemption price, which price shall in the event of such failure or default include the amount of dividends which are payable but undeclared or unpaid or have accrued through the date of such irrevocable set aside, payment or tender of payment curing such failure or default (determined in the same manner as provided above with respect to dividends through the redemption date), no dividend whatsoever shall be declared or paid or set apart for the common stock or any other capital stock of the corporation ranking junior to the preferred stock in payment of dividends, nor shall any shares of the common stock, the preferred stock or any other capital stock of the corporation ranking on a parity with or junior to the preferred stock in payment of dividends be redeemed or purchased by the corporation or any subsidiary thereof, nor shall any monies be paid to or made available for a sinking fund for the redemption or purchase of any shares of such stock or otherwise applied to such redemption or purchase; provided, however, that notwithstanding the foregoing limitation, any monies deposited (not in violation of the aforesaid limitation at the time of deposit) in any sinking fund in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of stock in accordance with the terms of the sinking fund; and provided further, that notwithstanding the foregoing limitation, dividends payable solely in shares of the common stock may be paid upon shares of the common stock. A holder of the preferred stock shall not have any right to cause the corporation to redeem any shares of the preferred stock.

          (d) in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the preferred stock then outstanding shall be entitled to receive out of the assets of the corporation available for distribution to holders of its capital stock, whether from capital, surplus or earnings of any nature, before any payment shall be made to holders of the common stock or any other capital stock of the corporation ranking junior to the preferred stock as to distribution on liquidations, an amount equal to $12.75 per share together with in each case an amount equal to any dividend arrearages on the preferred stock payable but undeclared or unpaid plus a pro rata (based on a 30 day month and a 360 days year) accrual in respect of preferred stock dividends not yet payable as of the payment date but accruing for the period from the end of the last full calendar quarter (ending on the last day of March, June, September, or December) to the payment date. If the assets of the corporation available for distribution upon liquidation, dissolution or winding up of the corporation to the holders of the preferred stock and any other capital stock of the corporation ranking on a parity with the preferred stock as to distributions on liquidation upon the liquidation are insufficient to pay the holders thereof the full amounts to which they are entitled in such event, such holders shall share ratably in the assets which are so available. Holders of the preferred stock shall not be entitled to any further participation in the assets of the corporation upon its liquidation, dissolution or winding up. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the corporation within the meaning of this paragraph (d), stating a payment date and the place where the distributable amounts shall be payable, shall be given by first-class mail, postage prepaid, at least 30 but not more than 90 days prior to the payment date stated therein to each record holder of the preferred stock at such holder's address as it shall appear on the stock records of the corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Neither the sale, transfer or exchange of all or substantially all the assets of the corporation, nor the merger or consolidation of the corporation with or into any other company, nor the sale, transfer or exchange of all or substantially all the assets of the corporation in exchange for securities of another corporation, followed by liquidation of the corporation and the distribution of such securities to the holders of the capital stock of this corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph (d).

          (e) Except as may be required by Georgia law and as set forth in paragraph (h) hereof, the holders of the preferred stock shall have no voting rights whatsoever in respect of the affairs of the corporation.

          (f) The holders of the preferred stock shall have no rights whatsoever to convert their shares of preferred stock into shares of the common stock or shares of any other stock or other securities of the corporation.

          (g) Any shares of the preferred stock redeemed, purchased or otherwise acquired by the corporation shall not be reissued or otherwise disposed of. The foregoing sentence does not apply to shares of the preferred stock purchased or otherwise acquired by a subsidiary of the corporation. The corporation may from time to time cause any or all shares of the preferred stock which has been redeemed, purchased or otherwise acquired by the corporation to be retired in the manner provided by law.

          (h) Except as may be provided by amendment to the articles of incorporation of the corporation approved by holders of a majority of the outstanding shares of the preferred stock voting as a class, the common stock and all other common or preferred capital stock of the corporation shall be junior to the preferred stock as to dividends and amounts distributable on liquidation, dissolution or winding up of the corporation, as provided in paragraphs (b) and (d) hereof, and the holders of the preferred stock shall be entitled to receive payments of all dividends payable (including any arrearages of cumulative dividends) or of all amounts distributable on liquidation with respect to the preferred stock, as the case may be, before or in preference and priority to any such payments with respect to any other capital stock of the corporation. The shares of the preferred stock shall not be subject to the operation of or to the benefit of any retirement or sinking fund. The shares of the preferred stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein. For purposes of paragraphs (b), (c) and (g) hereof, the term "subsidiary" shall mean any company owned directly or indirectly 50% or more by the corporation.

     (3) The amendment to the articles of incorporation of the corporation set forth in section (2) hereof was adopted by the stockholders of the corporation at a meeting duly held on September 22, 1980.

     (4)(a) The vote of the stockholders of the corporation required to adopt the amendment to the articles of incorporation of the corporation set forth in section (2) hereof was a majority of all shares of common stock, par value $.10 per share, of the corporation issued and outstanding and entitled to vote, both generally and as a class (said common stock being the only capital stock of the corporation issued and outstanding). (b) The number of shares of the common stock, par value $.10 per share, of the corporation issued and outstanding and entitled to vote as of August 15, 1980, the record date for the meeting of stockholders of the corporation on September 22, 1980, at which said amendment was adopted, was 12,156,676 shares (excluding 96,600 treasury shares not entitled to vote). (c) The number of shares of the common stock, par value $.10 per share, of the corporation voted for the said amendment, voting generally and as a class, was 7,428,203 shares or 60.09% of the shares of such stock issued and outstanding and entitled to vote, with 135,404 shares of such stock being voted against the amendment and 4,728,473 shares of such stock not voting.

     (5) The amendment to the articles of incorporation of the corporation set forth in section (2) hereof does not provide for an exchange, reclassification or cancellation of any issued shares of the corporation.

     (6) The amendment to the articles of incorporation of the corporation set forth in section (2) hereof does not effect a change in the stated capital of the corporation.

                                       AMERICAN FAMILY CORPORATION


(Seal)
                                       By:  /s/ John B. Amos
                                          --------------------------------
Attest:                                    JOHN B. AMOS
                                           Chairman of the Board and Chief
                                             Executive Officer
/s/ George W. Jeter                        American Family Corporation
-----------------------------
GEORGE W. JETER
Secretary
American Family Corporation

                            ARTICLES OF AMENDMENT
                           OF CORPORATE CHARTER OF
                         AMERICAN FAMILY CORPORATION

     The shareholders of American Family Corporation, a corporation organized and existing under the laws of the State of Georgia, did on April 25, 1977, adopt the following resolution:

     "RESOLVED, that the first sentence of Article 4 of the Articles of Incorporation of American Family Corporation shall be amended to read as follows: 'The corporation shall have authority to issue not more than 20,000,000 shares of common stock having a par value of $.10 per share.' Said Articles of Incorporation are hereby amended by deleting from Article 4 the first sentence as follows: 'The corporation shall have authority to issue not more than 12,500,000 shares of common stock having a par value of $.10 per share.' and inserting in lieu thereof, the following:
     'The corporation shall have authority to issue not more than 20,000,000 shares of common stock having a par value of $.10 per share.' Said Article 4 as amended and restated is as follows:
     'The corporation shall have authority to issue not more than 20,000,000 shares of common stock having a par value of $.10 per share.
          The corporation shall have the full power to purchase and otherwise acquire and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, as well as out of its unreserved and unrestricted earned surplus available therefor.
          The Board of Directors may from time to time distribute to shareholders out of capital surplus of the corporation a portion of its assets in cash or in property.'"

     Said amendment was adopted by the vote of the holders of 6,082,910 shares out of a total of 9,309,673 shares eligible to vote of which 6,225,817 shares were represented at said meeting in person or by proxy. A majority of the shareholders voted to adopt said amendment in accordance with the provisions of the charter and Section 22-902 of the Georgia Code Annotated. The amendment does not provide for an exchange, reclassification or cancellation of issued shares. The amendment does not effect a change in the amount of stated capital.

     IN WITNESS WHEREOF, American Family Corporation has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested all by its duly authorized officers on this 16th day of September, 1977.

                                       AMERICAN FAMILY CORPORATION

                                       By:  /s/ John B. Amos
                                          --------------------------------
                                            John B. Amos, President
                                       Attest:  /s/ Frances B. King
                                              ----------------------------
                                                Asst. Secretary

                                                  (SEAL)

                          ARTICLES OF INCORPORATION


                                     I.

                 The name of the corporation is:

                          American Family Corporation


                                     II.

                 The corporation shall have perpetual duration.


                                    III.

                 The corporation is organized for the following purposes:

                 To purchase, own and hold the stock of other corporations, and to direct the operations of other corporations through the ownership of stock therein, to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation or government, including without limitation insurance companies, insurance agencies and other businesses related to insurance, and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of this corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote any shares of stock or voting trust certificates so owned, to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this corporation, or in which, or in the welfare of which, the corporation shall have any interest, to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this corporation, and to generally engage in the business of and to act as a holding company.

                 To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation.

                 IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the corporation shall have power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishments of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

                 The foregoing provisions of this Article III shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article III, be in no wise limited or restricted by reference to, or inference from the terms of any provision of this or any other Article of these Articles of Incorporation.


                                    IV.

                 The corporation shall have authority to issue not more than 12,500,000 shares of common stock having a par value of $.10 per share.

                 The corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, as well as out of its unreserved and unrestricted earned surplus available therefor.

                 The Board of Directors may from time to time distribute to shareholders out of capital surplus of the corporation a portion of its assets, in cash or in property.


                                      V.

                 The corporation shall have the power to create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from the corporation, for such consideration and upon such terms and conditions as may be fixed by the Board of Directors, shares of any class or series of the corporation, whether authorized but unissued shares or treasury shares; provided that the price or prices so fixed by the Board of Directors for shares so issued shall not be less than the par value of the said shares.


                                      VI.

                 None of the holders of any stock or other securities of the corporation of any kind, class or series now or hereafter authorized shall have pre-emptive rights with respect to any shares of capital stock or other securities of the corporation, of any kind, class or series now or hereafter authorized.

                                      VII.

                 The initial registered office of the corporation shall be at 1932 Wynnton Road, Columbus, Georgia. The initial registered agent of the corporation shall be George W. Jeter.


                                     VIII.

                 The initial Board of Directors shall consist of eighteen members, who shall be as follows:

(1) John B. Amos                       (10) Hashem Naraghi
    1932 Wynnton Road                       P. O. Box 7
    Columbus, Georgia 31906                 Escalon, California 95320

(2) William L. Amos                    (11) John M. Pope
    1932 Wynnton Road                       P. O. Box 786
    Columbus, Georgia 31906                 Americus, Georgia 31709

(3) James Graham                       (12) Norman Reitman
    1932 Wynnton Road                       1 Rockefeller Plaza
    Columbus, Georgia 31906                 New York, New York 10020

(4) G. Othell Hand, Th.D.              (13) Jack S. Schiffman
    1660 Flournoy Drive                     1363 - 13th Street
    Columbus, Georgia 31906                 Columbus, Georgia 31901

(5) Louis A. Hazouri, M.D.             (14) Henry C. Schwob
    P. O. Box 5196                          P. O. Box 1300
    Columbus, Georgia 31906                 Columbus, Georgia 31902

(6) Elmer Loftin                       (15) J. Kyle Spencer
    P. O. Box 151                           P. O. Box 2847
    Manchester, Georgia                     Columbus, Georgia 31902

(7) John P. McGoff                     (16) J. R. Thompson
    P. O. Box 1860                          1932 Wynnton Road
    East Lansing, Michigan 48823            Columbus, Georgia 31906

(8) Mark T. McKee                      (17) Floyd Davis Wade
    580 Oxford Road                         P. O. Box 149
    Oxford, Connecticut 06483               Douglas, Georgia 31533

(9) Gordon L. Mullis                   (18) Joe M. Webber, M.D.
    P. O. Box 345                           1932 Wynnton Road
    Camilla, Georgia 31730                  Columbus, Georgia 31906


                                  IX.

                 The names and addresses of the incorporators are:

John B. Amos              W. L. Amos                J. R. Thompson
1932 Wynnton Road         1932 Wynnton Road         1932 Wynnton Road
Columbus, Georgia 31906   Columbus, Georgia 31906   Columbus, Georgia 31906

                                    X.

                 The corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.


                 IN WITNESS WHEREOF, the undersigned executed these Articles of Incorporation.



                                              /s/ John B. Amos
                                            ------------------------------
                                            JOHN B. AMOS


                                              /s/ W. L. Amos
                                            ------------------------------
                                            W. L. AMOS


                                              /s/ J. T. Thompson
                                            ------------------------------
                                            J. R. THOMPSON